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                                                                    EXHIBIT j(2)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Equity Funds:

We consent to the use of our reports for the series portfolios of AIM Equity Funds dated December 6, 2000 included herein and to the reference to our firm under the heading "Financial Highlights" in the Prospectuses.


/s/ KPMG LLP

Houston, Texas
May 21, 2002